
                                                                                                   EXHIBIT 11

                                              IPL SYSTEMS, INC.
                                              -----------------

                                  COMPUTATION OF NET LOSS PER COMMON SHARE
                                  ----------------------------------------

                               (Thousands of dollars except per share amounts)
                               -----------------------------------------------
                                                                                 Three Months Ended
                                                                                 ------------------
                                                                              June 30,           June 30,
                         Primary                                               1995               1994
                                                                              --------           --------
                         Net loss                                          $     (389)         $   (2,058)
                                                                           ==========          ==========

                         Weighted average shares outstanding                5,384,519           5,381,519

                         Dilutive stock options based on the
                           treasury stock method using average
                           market price for the period                              -                   -
                                                                           ----------          ----------

                         Common shares used in calculation of
                           net loss per share                               5,384,519           5,381,519
                                                                           ==========          ==========

                         Net loss per share                                $    (0.07)         $    (0.38)
                                                                           ==========          ==========

                         Fully Diluted
                         -------------

                         Net loss                                          $     (389)         $   (2,058)
                                                                           ----------          ----------

                         Weighted average shares outstanding               $5,384,519          $5,381,519

                         Dilutive stock options based on the
                           treasury stock method using the
                           higher of average or period end
                            market price                               (A)    259,342               1,168
                                                                           ----------          ----------

                         Common shares used in calculation of
                           net loss per share                               5,643,861           5,382,687
                                                                           ----------          ----------

                         Net loss per share                                $    (0.07)         $    (0.38)
                                                                           ----------          ----------

                         (A)     This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.
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                                                           14
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
                                                                                              EXHIBIT 11
                                                                                              (CONTINUED)

                                            IPL SYSTEMS, INC.
                                            -----------------

                                COMPUTATION OF NET LOSS PER COMMON SHARE
                                ----------------------------------------

                             (Thousands of dollars except per share amounts)
                             -----------------------------------------------

                                                                                  Six Months Ended
                                                                                  ----------------

                                                                              June 30,           June 30,
                 Primary                                                       1995               1994
                 -------                                                      --------           --------
                 Net loss                                                  $   (1,174)         $   (3,224)
                                                                           ==========          ==========

                 Weighted average shares outstanding                        5,383,319           5,381,519

                 Dilutive stock options based on the
                   treasury stock method using average
                   market price for the period                                      -                   -
                                                                           ----------          ----------


                 Common shares used in calculation of
                  net loss per share                                        5,383,319           5,381,519
                                                                           ==========          ==========

                 Net loss per share                                        $    (0.22)         $    (0.60)
                                                                           ==========          ==========

                 Fully Diluted
                 -------------

                 Net loss                                                  $   (1,174)         $   (3,224)
                                                                           ----------          ----------

                 Weighted average shares outstanding                       $5,383,319          $5,381,519

                 Dilutive stock options based on the
                   treasury stock method using the
                   higher of average or period end
                    market price                                     (A)      303,261              26,693
                                                                           ----------          ----------

                 Common shares used in calculation of
                   net loss per share                                       5,687,780           5,408,212
                                                                           ----------          ----------

                 Net loss per share                                        $    (0.21)         $    (0.60)
                                                                           ----------          ----------

                 (A)     This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.